iGambit Inc. and Clinigence Holdings Inc. sign Letter of Intent for Merger

SMITHTOWN, N.Y., June 27, 2019 (Globe Newswire) iGambit, Inc. (OTCMKTS: IGMB) is pleased to announce that it has entered into a Letter of Intent (“LOI”) with Clinigence Holdings Inc. (“Clinigence”)

The merger with Clinigence Holdings Inc. offers strategic synergies with our HealthDatix Inc. subsidiary, providing a new and unique opportunity to expand on the offerings for healthcare providers to succeed in value-based care. The merger will give health system customers access to technology, clinical data and real-time patient vitals to enhance the delivery of services by lowering the cost of care and risks.

Clinigence Holdings Inc., founded in 2018 and based in Atlanta, Georgia, is a pioneer in clinical quality reporting and population health analytics. Its solution integrates clinical and claims data across multiple electronic health record (“EHR”) systems to allow its customers to improve the quality of care of its patients, improve care coordination and to reduce cost. The company also provides a turnkey solution that enables connected intelligence across the care continuum by transforming massive amounts of clinical and claims data into actionable insights. Clinigence Holdings’ platform is currently in use by 9 health plans (“HMOs”), over 15 Accountable Care Organizations (“ACOs”) and 2 Management Services Organizations (“MSOs”), 23 hospitals and over 8000 providers, with 7 million patients on the platform.

HealthDatix Annual Wellness Visit/Health Risk Assessment (“AWV/HRA”) allows primary care providers to improve patient care and reduce spending. The AWV is the cornerstone of many ACO/HMO/medical group’s strategies for strengthening primary care relationships, improving quality of care, and reducing total cost of care. Identified patients are more likely to participate in medically quantified screenings and care management programs, which lead to better care and lower healthcare costs. All of this information then becomes part of the entire population of the healthcare provider.

The proposed merger will facilitate our strategy to provide a more comprehensive solution to our customers by not only providing the AWV/HRA solution along with the CareDatix/BioDatix monitoring but the required analytics to reduce cost and provide superior opportunities to better address a patients’ healthcare needs.

By implementing an effective technology-driven oversight and compliance program, our solution can drastically reduce the number of hospitalization rates, re-hospitalization rates, and augment nursing home placement. This approach will also greatly reduce overall medical spending.

John Salerno, Chairman of iGambit stated: “We are very excited with this merger. It is a logical next step that creates substantial value for our customers and the stockholders of HealthDatix and Clinigence Holdings. It not only benefits patients and healthcare providers, but it expands the market reach for both entities creating a powerhouse of healthcare technology and a fluid patient delivery system.”

“Our merger with iGambit brings a unique value proposition to the market, as the U.S. healthcare system is shifting from fee-for-service reimbursements to value-based payments,” stated Jacob Margolin, President and Chief Executive Officer of Clinigence Holdings. “The merged company will combine the best of claims analytics, clinical information and population health management. Our industry-leading cloud based platforms allow our clients to leverage data from multiple sources to operate efficiently and to deliver the best possible outcomes for their patients.”

Warren Hosseinion, M.D., Chairman of Clinigence Holdings stated: “Our company is excited about the next milestone in our development. Together with the iGambit and HealthDatix teams, our primary goal after the merger will be to list our common stock on the Nasdaq Capital Market. We believe a listing would help broaden our shareholder base, improve liquidity and provide increased visibility to the institutional investor community, which ultimately should contribute to increased shareholder value.”

Pursuant to the LOI, iGambit shall issue newly-issued shares of common stock, on a fully-diluted pro rata basis, to the equity holders of Clinigence in exchange for 100% of the outstanding equity securities of Clinigence by means of a reverse triangular merger in which a newly formed wholly owned subsidiary of iGambit shall merge with and into Clinigence, with Clinigence continuing as the surviving corporation (the “Merger”). If the closing of the Merger occurs (the “Closing”), the former Clinigence equityholders shall own 85% of iGambit’s issued and outstanding common stock and the former iGambit equityholders shall own 15% of iGambit’s issued and outstanding common stock, in each case on a fully-diluted, as converted basis as of immediately prior to the Closing (including options, warrants and other rights to acquire equity securities of iGambit). To the extent necessary, iGambit shall increase the authorized number of shares to complete the issuance of shares set forth in the first sentence of this Section 1(c). In connection with the Merger, all outstanding indebtedness of iGambit shall be: (i) paid or discharged in full immediately prior to Closing, (ii) remain outstanding following the Closing, (iii) worked out with payment plans prior to Closing, and/or (iv) converted to common stock of iGambit prior to Closing, in each case, as mutually agreed to per the Definitive Agreements. Any repurchase rights applicable to shares of Clinigence common stock prior to the Merger shall remain in effect after the Closing, and shall become rights to repurchase the shares of iGambit common stock issued in exchange for such shares of Clinigence common stock.

A copy of the LOI in its entirety and the Form 8-K report may be accessed at www.sec.gov.

About HealthDatix

Healthy, Longer Lives, that’s our mission. Within the population of any group or organization there are people who are healthy and those that are at risk. Our mission is to aggregate their data and deliver accurate reporting necessary to make vital decisions on a course of treatment or education for those at risk. We empower you with the data needed to negotiate future health costs. We’re helping to shape the future of our nation’s health care system, with robust leveraging of technology that delivers value-based healthcare and payment without extra staff or additional efforts on the part of the caregiver. Our proprietary data analytics management uncovers new opportunities for health wellness visits and 24/7/365 monitoring of people with chronic conditions. For more information, please visit www.healthdatix.com.

About Clinigence Holdings Inc.

Clinigence Holdings is a leading healthcare information technology company providing an advanced, cloud-based platform that enables healthcare organizations to provide value-based care and population health management. The Clinigence platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of each patient and provider and virtually unlimited insights into patient populations.

iGambit (OTCMKTS: IGMB) is a fully reporting publicly-held company. For more information, please visit www.igambit.com. Information on our web-site does not comprise a part of this press release.

Safe Harbor:

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Act of 1995. When used in this press release, the words or phrases "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intends," ‘primary goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to, economic conditions, dependence on management, dilution to shareholders, lack of capital, changes in laws or regulations, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth, demand for products and services of the Company, newly developing technologies, its ability to compete, conflicts of interest related to party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition, the inability of the Company to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the proposed transaction, and the ability of the Company to obtain additional financing. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

Contact:

John Salerno, Chairman

(631) 670-6777

john@igambit.com